Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this prospectus and registration statement of Prosensa Holding B.V. of our report dated 16 April 2013 relating to the financial statements of Prosensa Holding B.V., which appears in such prospectus and registration statement. We also consent to the reference to us under the heading “Experts” in such prospectus and registration statement.

Utrecht, 25 June 2013

PricewaterhouseCoopers Accountants N.V.

/s/ drs. A.C.M. van der Linden RA